Exhibit 16.1

  CLANCY AND CO., P.L.L.C.     1300 E. MISSOURI AVE.    P H: (602) 266-2646
CERTIFIED PUBLIC ACCOUNTANTS        SUITE B-200         FAX: (602) 224-9496
       AND CONSULTANTS           PHOENIX, AZ 85014             E-MAIL:
                                                        CLANCYPLLC@AOL.COM




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

October 5, 2001

Re: Redmond Capital Corporation

Dear Sir/Madam:

We have read Item 4 of the Current Report on Form 8-K dated October 5, 2001, to be filed with the Securities and Exchange Commission, and we are in agreement with the statements contained therein as they relate to our firm.

Very truly yours,

/S/

Clancy and Co., P.L.L.C.

Copy to: Jannie Retief, President, Redmond Capital Corporation